Exhibit 99.1

GMAC Educational Loan Funding Trust - I
Statements to Noteholders
For the period ending November 30, 2003

Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer.  The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer’s knowledge.  In some circumstances, certain expenses have been accrued.

12.04 (a)              the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Class	Principal Reduction
A-1AR Notes	$950,000.00
A-2AR Notes	—
A-3AR Notes	—
B-1AR Notes	—
A-1L Notes	449,000.00
A-4AR Notes	—
B-2AR Notes	—
$1,399,000.00

12.04 (b)              the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes	$62,928
A-2AR Notes	68,553
A-3AR Notes	43,556
B-1AR Notes	13,611
A-1L Notes	192,889
A-4AR Notes	27,627
B-2AR Notes	7,149
$416,313

12.04 (c)              the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

12.04 (d)              the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$332,155,558

12.04 (e)              the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$70,650,000
A-2AR Notes	78,000,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000
A-1L Notes	99,551,000
A-4AR Notes	32,000,000
B-2AR Notes	8,000,000
$352,201,000

12.04 (f)     the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Rate
A-1AR Notes	1.130%
A-2AR Notes	1.130%
A-3AR Notes	1.130%
B-1AR Notes	1.250%
A-1L Notes	1.270%
A-4AR Notes	1.120%
B-2AR Notes	1.150%

12.04 (g)             the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees paid
Master servicing fees	2,500
Sub-servicing fees	33,834

12.04 (h)             the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees (Annual fee of $22,000 paid in May)	—
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	49,126
Fees paid to Delaware Trustee (Annual fee of $4,000 paid in April)	—
Fees paid to Indenture Trustee/Eligible Lender Trustee (Annual fee of $49,500 paid in April; $31,500 paid in October)	—

12.04 (i)                the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

Recoveries	$1,062,025	748,361	1,810,386

Of the total amount recovered above, $39,061 was in-transit as of 11-30-03, and was received in early December.

12.04 (j)                the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$4,200,069	—

Acquisition Fund:

12.04 (k)            the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

Note Redemption - $950,000 attributable to A1 Note redemption	$950,000
Note Redemption - $449,000 attributable to A1L Floating Rate Note redemption	$449,000
Total	$1,399,000

12.04 (l)                the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

$30,828,681

12.04 (m)          the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

$68,467

12.04 (n)             the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

12.04 (o)              the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0 - 30 days	402	$13,317,160
31 - 60 days	191	5,587,937
61 - 90 days	104	3,138,286
91 - 120 days	40	1,173,960
Over 120 days	90	2,392,056
Claims filed	7	231,335

12.04 (p)              the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$5,135,753	$3,683	$5,139,436
Reserve Fund	4,200,069	3,659	4,203,728
Acquisition Fund	68,467	21,158	89,625
Redemption Fund	42,039	194	42,233
Student Loan Receivable	332,155,558	2,251,513	334,407,071
Total	$341,601,886	$2,280,207	$343,882,093

Class	Balance	Accrued Interest	Total
A-1AR Notes	$70,650,000	$57,658	$70,707,658
A-2AR Notes	78,000,000	48,967	78,048,967
A-3AR Notes	50,000,000	26,681	50,026,681
B-1AR Notes	14,000,000	9,722	14,009,722
A-1L Notes	99,551,000	21,072	99,572,072
A-4AR Notes	32,000,000	5,973	32,005,973
B-2AR Notes	8,000,000	2,683	8,002,683
	$352,201,000	$172,756	$352,373,756

12.04 (q)              the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	713	28,316,367	8.53%
Financed Student Loans in deferment	1,228	42,895,646	12.91%